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                                                                   EXHIBIT 23.4


Board of Directors
F.N.B. Corporation

We consent to the use of our reports incorporated by reference and to the reference to our firm under the heading, "Experts" in the prospectus.


                            Hill, Barth & King, Inc.


Sharon, Pennsylvania
July 25, 1995